Exhibit 10.2

THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

Lotus Technology Inc.

Convertible Note

Issuance Date: August 19, 2025	Original Principal Amount: U.S. $10,000,000

FOR VALUE RECEIVED, Lotus Technology Inc., an exempted company incorporated under the laws of the Cayman Islands (the “Company”), hereby promises to pay to the order of [•] or its registered assigns (“Holder”) the amount set forth above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date, or upon acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set forth above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Note (including all Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Convertible Notes issued pursuant to (i) the Securities Purchase Agreement, dated as of August 19, 2025 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein, as amended from time to time (collectively, the “Notes”, and such other Convertible Notes, the “Other Notes”), (ii) the Company’s Registration Statement on Form F-3 (File Number 333-285533) (the “Registration Statement”), (iii) the Indenture (as defined below), and (iv) a Supplemental Indenture (as defined below), with underlying ADSs issued pursuant to a registration statements on Form F-6, as amended, which registered, in aggregate, 263,000,000 ADSs (as defined below) issuable upon deposit of Ordinary Shares (as defined below) (Registration No. 333-282411 and File No. 333-275006) (the “ADS Registration Statements”). Certain capitalized terms used herein are defined in Section 31.

1.            PAYMENTS OF PRINCIPAL. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges (as defined in Section 24(c)) on such Principal and Interest. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any.

2.            INTEREST; INTEREST RATE.

(a)            Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable quarterly in arrears on the first calendar day of each calendar quarter (each, an “Interest Date”) with the first Interest Date being October 1, 2025. The applicable Interest Minimum Cash Amount of Interest on each Interest Date shall be payable, to the record holder of this Note on the applicable Interest Date, on such applicable Interest Date in cash. The applicable Interest ADS Eligible Amount of Interest shall be payable on each Interest Date, to the record holder of this Note on the applicable Interest Date, in ADSs (“Interest ADSs”) so long as there has been no Equity Conditions Failure; provided however, that the Company may, at its option following notice to the Holder and the Trustee, pay such applicable Interest ADS Eligible Amount of Interest on any Interest Date in cash (“Cash In Lieu of ADS Interest”, and together with the applicable Interest Minimum Cash Amount with respect to such Interest Date, each a “Cash Interest”) or in a combination of Cash In Lieu of ADS Interest and Interest ADSs. The Company shall deliver a written notice (each, an “Interest Election Notice”) to each holder of the Notes and the Trustee on or prior to the fifth (5th) Trading Day immediately prior to the applicable Interest Date (each, an “Interest Notice Due Date” and the date such notice is delivered to all of the holders of Notes, the “Interest Notice Date”) which notice (i) confirms the Interest Minimum Cash Amount to be paid in cash and either (A) confirms that such applicable Interest ADS Eligible Amount of Interest to be paid on such Interest Date shall be paid entirely in Interest ADSs or (B) elects to pay such applicable Interest ADS Eligible Amount of Interest as Cash In Lieu of ADS Interest or a combination of Cash In Lieu of ADS Interest and Interest ADSs, (ii) specifies the total amount of Interest that shall be paid as Cash Interest and the amount of Interest, if any, that shall be paid in Interest ADSs and (iii) certifies that there has been no Equity Conditions Failure. If an Equity Conditions Failure has occurred as of the Interest Notice Date, then unless the Company has elected to pay such applicable Interest ADS Eligible Amount of Interest as Cash Interest, the Interest Election Notice shall indicate that unless the Holder waives the Equity Conditions Failure, such applicable Interest ADS Eligible Amount of Interest shall be paid as Cash Interest. If the Company fails to deliver an Interest Election Notice to the Holder and the Trustee on or prior to the applicable Interest Notice Due Date, such applicable Interest ADS Eligible Amount of Interest shall be paid as Cash Interest. Notwithstanding anything herein to the contrary, if no Equity Conditions Failure has occurred as of the Interest Notice Date but an Equity Conditions Failure occurs at any time prior to the Interest Date, (A) the Company shall provide the Holder a subsequent notice to that effect and (B) unless the Holder waives the Equity Conditions Failure, such applicable Interest ADS Eligible Amount of Interest shall be paid as Cash Interest. Interest to be paid on an Interest Date in Interest ADSs shall be paid in a number of fully paid and nonassessable ADSs (rounded to the nearest whole ADS in accordance with Section 3(a)) equal to the quotient of (1) the amount of Interest payable on such Interest Date in ADSs less any Cash Interest paid and (2) the Interest Conversion Price in effect on the applicable Interest Date.

(b)            When any Interest ADSs are to be issued on an Interest Date, the Company shall transmit by electronic mail instructions to the Company’s share registrar (the “Registrar Service Provider”) and the Company Interest ADSs Instruction Letter to the Depositary (which shall be countersigned by the Holder) in the forms attached hereto as Exhibit II and Exhibit III, respectively, which shall constitute an instruction to the Registrar Service Provider to issue the Ordinary Shares underlying the Interest ADSs in the name of the Depositary and deposit such Ordinary Shares with the custodian of the Depositary (the “Custodian”) and (i) provided that the Depositary is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (“FAST”), cause the Depositary to issue the Interest ADSs and deliver the Interest ADS to which the Holder shall be entitled to the Holder’s or its designee’s balance account as indicated on the instructions to the Depositary from the Company with DTC through its Deposit/Withdrawal at Custodian system, or (ii) if the Depositary is not participating in FAST, cause the Depositary to issue and deliver on the applicable Interest Date, to the Holder at the address set forth in the instructions to the Depositary from the Holder and the Company after the close of the Principal Market on the Trading Day immediately prior to the applicable Interest Date and prior to the open of the Principal Market on the applicable Interest Date, a Direct Registration Statement (“DRS”) statement reflecting the aggregate number of Interest ADSs to which the Holder is entitled. When any Cash Interest is to be paid on an Interest Date, the Company shall pay to the Holder, in cash by wire transfer of immediately available funds, the amount of such Cash Interest.

(c)            Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount on each Conversion Date in accordance with Section 3(b) or upon any redemption in accordance with Section 12 or any required payment upon any Bankruptcy Event of Default (as defined below). From and after the occurrence and during the continuance of any Event of Default, the Interest Rate shall automatically be increased to fourteen percent (14.0%) per annum (the “Default Rate”). In the event that such Event of Default is subsequently cured or waived in writing in accordance with the terms of this Note (and no other Event of Default then exists, including, without limitation, for the Company’s failure to pay such Interest at the Default Rate on the applicable Interest Date), the adjustment referred to in the preceding sentence shall cease to be effective as of the calendar day immediately following the date of such cure or waiver; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure or waive of such Event of Default.

3.            CONVERSION OF NOTES. At any time after the Issuance Date, this Note shall be convertible into validly issued, fully paid and non-assessable Ordinary Shares evidenced by ADSs on the terms and conditions set forth in this Section 3.

(a)            Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into validly issued, fully paid and non-assessable Ordinary Shares evidenced by ADSs in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of an ADS upon any conversion. If the issuance would result in the issuance of a fraction of an ADS, the Company shall round such fraction of an ADS up to the nearest whole ADS. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Registrar Service Provider (as defined below) and the Depositary (as defined below)) that may be payable with respect to the issuance and delivery of ADSs upon conversion of any Conversion Amount.

(b)            Conversion Rate. The number of ADSs issuable upon conversion of any Conversion Amount (the “ADS Number”) pursuant to Section 3(a) shall be determined according to the following formula (the “Conversion Rate”):

ADS Number = A * (B ÷ C)

For the purposes of the foregoing formula:

A= the number of ADS representing one (1) Ordinary Share (as adjusted from time to time) (the “ADS Ratio”).

B = the Conversion Amount.

C = the Conversion Price (except, with respect to Interest included in such Conversion Amount, the Interest Conversion Price as of such Conversion Date (as defined below).

(i)            “Conversion Amount” means the sum of (A) the portion of the Principal of this Note to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal of this Note, (C) accrued and unpaid Late Charges with respect to such Principal of this Note and Interest, and (D) any other unpaid amounts pursuant to the Transaction Documents, if any.

(ii)           “Conversion Price” means, as of any Conversion Date or other date of determination, $2.19 per ADS ($2.19 per Ordinary Share), subject to adjustment as provided herein.

(c)           Mechanics of Conversion.

(i)            Optional Conversion. To convert any Conversion Amount into ADSs on any date (a “Conversion Date”), the Holder shall deliver (whether via electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (each, a “Conversion Notice”) to the Company, the Trustee, the Registrar Service Provider, and the Depositary. If required by Section 3(c)(iii), within one (1) Trading Day following a conversion of this Note as aforesaid, the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 18(b)). On or prior to the first (1st) Trading Day after the date of receipt of a Conversion Notice, the Company shall transmit by electronic mail the Acknowledgment and Instructions to Registrar Service Provider and the Company Conversion ADSs Instruction Letter to the Depositary in the forms attached hereto as Exhibit IV and Exhibit V, to the Holder, the Trustee, the Registrar Service Provider and the Depositary which shall constitute an instruction to the Registrar Service Provider to issue the requisite underlying Ordinary Shares in the name of the Depositary and deposit the Ordinary Shares with the Custodian with respect to the Conversion Notice and to the Depositary to issue the Conversion ADSs (as defined in the Securities Purchase Agreement) and deliver them to the account designated in such Company Conversion ADSs Instruction Letter to the Depositary in accordance with the terms therein. On or before the second (2nd) Trading Day (provided that such date as determined shall automatically be extended by one additional Trading Day for each Trading Day in the period commencing on the date on which the Company has received a Conversion Notice and ending on the date that is two (2) Trading Days after such date, that is a day on which banking institutions in the jurisdictions in which the Registrar Service Provider, the Depositary or the Custodian are located are authorized by law, regulation or executive order to close) following the date on which the Company has received a Conversion Notice (the “ADS Delivery Deadline”), the Company shall have, (1) caused the Registrar Service Provider to deposit with the Custodian such aggregate number of Ordinary Shares as necessary to effect the issuance in full of the ADSs to be issued pursuant to such Conversion Notice, and (2) either (A) provided that the Depositary is participating in FAST, caused the Depositary to credit such aggregate number of ADSs to which the Holder shall be entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, Direct Registration System and/or Profile Modification System, as applicable, or (B) if the Depositary is not participating in FAST, upon the request of the Holder, caused the Depositary to issue and deliver to the address as specified in the Conversion Notice, a DRS statement reflecting the ADSs, registered in the name of the Holder or its designee, for the number of ADSs to which the Holder shall be entitled pursuant to such conversion. If this Note is physically surrendered for conversion pursuant to Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than one (1) Business Day after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 18(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the ADSs issuable upon a conversion of this Note shall be treated for all purposes as the record holder of such ADSs on the Conversion Date; provided, that the Holder shall be deemed to have waived any voting rights of any such ADSs and/or Ordinary Shares, as applicable, that may arise with respect to any record date during the period commencing on such Conversion Date, through, and including, such applicable ADS Delivery Deadline (each, a “Conversion Period”), as necessary, such that the aggregate voting rights of any ADSs and/or Ordinary Shares beneficially owned by the Holder and/or any Attribution Parties, collectively, on any such record date shall not exceed the Maximum Percentage (as defined below) as a result of any such conversion of this Note.

(ii)           Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the applicable ADS Delivery Deadline, (i) to cause the Registrar Service Provider to register the underlying Ordinary Shares on the register of members of the Company under the name of the Depositary, (ii) to cause the deposit of Ordinary Shares with the Custodian, or (iii) to either (x) if the Depositary is not participating in FAST, cause the Depositary to issue and deliver to the Holder a DRS statement reflecting the ADSs, registered in the name of the Holder or its designee, for the number of ADSs to which the Holder shall be entitled pursuant to such conversion, or (y) if the Depositary is participating in FAST, to cause the Depositary to credit the account of the Holder (or its designee) with DTC for such number of ADSs to which the Holder is entitled upon the Holder’s conversion of this Note (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to the Holder, (1) the Company shall pay in cash to the Holder on each day after such ADS Delivery Deadline that the issuance of such ADSs is not timely effected an amount equal to 2% of the product of (A) the number of ADSs not issued to the Holder on or prior to the ADS Delivery Deadline and to which the Holder is entitled, multiplied by (B) the Closing Bid Price of the ADS on the date of the ADS Delivery Deadline and (2) the Holder, upon written notice to the Company and the Trustee, may void its Conversion Notice with respect to, and retain or have returned (as the case may be), any portion of this Note that has not been converted pursuant to such Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if a Conversion Failure occurs, and if on or after such ADS Delivery Deadline the Holder acquires (in an open market transaction, stock loan or otherwise) ADSs corresponding to all or any portion of the number of ADSs issuable upon such conversion that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Conversion Failure (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within one (1) Business Day after receipt of the Holder’s request and in the Holder’s discretion, either: (I) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any) for the ADSs so acquired (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such ADSs) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of ADSs to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) (and to issue such ADSs) shall terminate, or (II) promptly honor its obligation to so issue and deliver to the Holder an ADR certificate or certificates representing such ADSs or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of ADSs to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of ADSs multiplied by (y) the lowest Closing Sale Price of the ADSs on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II) (the “Buy-In Payment Amount”). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver ADR certificates representing ADSs (or to electronically deliver such ADSs) upon the conversion of this Note as required pursuant to the terms hereof.

(iii)          Registration; Book-Entry. The Trustee shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the “Registered Notes”) as provided in the Indenture. The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes (including, without limitation, the right to receive payments of Principal and Interest hereunder) notwithstanding notice to the contrary. A Registered Note may be assigned, transferred or sold in whole or in part only by registration of such assignment or sale on the Register and, except for any assignment or transfer to the Holder’s Affiliates, partners, limited partners or members, only upon the written approval of the Company. Upon its receipt of a written request to assign, transfer or sell all or part of any Registered Note by the holder thereof, the Trustee shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 18, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of all or part of any Registered Note within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 3 or in the Indenture or in the applicable Supplemental Indenture, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof as contemplated by Section 3(c)(i)) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder, the Trustee and the Company shall maintain records showing the Principal, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions, and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion. If the Trustee does not update the Register to record such Principal, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions, and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence.

(iv)          Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of ADSs or Ordinary Shares issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of ADSs or Ordinary Shares not in dispute and resolve such dispute in accordance with Section 23.

(v)           Treasury ADSs. Notwithstanding anything herein to the contrary, in lieu of the issuance of Ordinary Shares and Conversion ADSs (as defined in the Securities Purchase Agreement), as applicable, in connection with any conversion of this Note, the Company may satisfy such obligations, in whole or in part, by transfer of treasury ADSs, as applicable, to the Holder from the Treasury Reserve (as defined in the Securities Purchase Agreement) or otherwise as necessary to timely satisfy the Company’s delivery obligations hereunder.

(d)            Limitations on Conversions. The Company shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note pursuant to the terms and conditions of this Note and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the Ordinary Shares outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of Ordinary Shares beneficially owned by the Holder and the other Attribution Parties shall include the number of Ordinary Shares and/or ADSs, as applicable, held by the Holder and all other Attribution Parties plus the number of Ordinary Shares and/or ADSs, as applicable, issuable upon conversion of this Note or otherwise with respect to which the determination of such sentence is being made, but shall exclude Ordinary Shares and/or ADSs, as applicable, which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred shares or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(d). For purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding Ordinary Shares the Holder may acquire upon the conversion of this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding Ordinary Shares as reflected in (x) the Company’s most recent Annual Report on Form 20-F, Report of Foreign Issuer on Form 6-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company setting forth the number of Ordinary Shares outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from the Holder at a time when the actual number of outstanding Ordinary Shares is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of Ordinary Shares then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 3(d), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Ordinary Shares and/or ADSs, as applicable, to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of ADSs to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding Ordinary Shares and/or ADSs, as applicable (as determined under Section 13(d) of the 1934 Act), the number of Ordinary Shares (and/or Conversion ADSs) so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the Ordinary Shares and/or ADSs, as applicable, issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with its terms to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this paragraph or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived or amended and shall apply to a successor holder of this Note.

(e)            Right of Alternate Conversion.

(i)            General.

(1)            Alternate Optional Conversion. Subject to Section 3(d), if either (x) on a Trading Day the aggregate dollar trading volume (as reported on Bloomberg) of the ADSs during the period commencing on 4:00 AM New York City time on such Trading Day through 11:00 AM, New York City time on such Trading Day is greater than or equal to $100,000 or (y) on any Trading Day (each, a “Unrestricted Trading Day”) if no Alternate Conversion Date under this Note has occurred during the three (3) consecutive Trading Days immediately prior to such Trading Day, (such time during such period that such aggregate dollar trading volume exceeds $100,000 on such Trading Day (or the opening of the Principal Market on any Unrestricted Trading Day, as applicable), each an “Alternate Optional Conversion Eligibility Time”), at the option of the Holder at any time on or after such applicable Alternate Optional Conversion Eligibility Time on such applicable Trading Day, the Holder may convert (each, an “Alternate Optional Conversion”, and the date of such Alternate Optional Conversion, an “Alternate Optional Conversion Date”) all, or any part, of this Note into ADSs (such portion of the Conversion Amount subject to such Alternate Optional Conversion, the “Alternate Optional Conversion Amount”) at the Alternate Conversion Price.

(2)            Alternate Conversion Upon an Event of Default. Subject to Section 3(d), at any time during any Event of Default Redemption Right Period (regardless of whether such Event of Default has been cured, or if the Company has delivered an Event of Default Notice to the Holder or if the Holder has delivered an Event of Default Redemption Notice to the Company or otherwise notified the Company that an Event of Default has occurred), the Holder may, at the Holder’s option, convert (each, an “Alternate Event of Default Conversion” and together with each Alternate Optional Conversion, each, an “Alternate Conversion”, and the date of such Alternate Event of Default Conversion, each, an “Alternate Event of Default Conversion Date”, and together with each Alternate Optional Conversion Date, each, an “Alternate Conversion Date”) all, or any part of, the Conversion Amount (such portion of the Conversion Amount subject to such Alternate Conversion, the “Alternate Event of Default Conversion Amount” and together with each Alternate Optional Conversion Amount, each, an “Alternate Conversion Amount”) into ADSs at the Alternate Conversion Price.

(ii)           Mechanics of Alternate Conversion. On any Alternate Conversion Date, the Holder may voluntarily convert any Alternate Conversion Amount pursuant to Section 3(c) (with “Alternate Conversion Price” replacing “Conversion Price” for all purposes hereunder with respect to such Alternate Conversion and, solely with respect to the calculation of the number of ADSs issuable upon conversion of any Conversion Amount in an Alternate Event of Default Conversion, with “Redemption Premium of the Conversion Amount” replacing “Conversion Amount” in clause (B) of the formula of Conversion Rate above with respect to such Alternate Conversion) by designating in the Conversion Notice delivered pursuant to this Section 3(e) of this Note that the Holder is electing to use the Alternate Conversion Price for such conversion. Notwithstanding anything to the contrary in this Section 3(e), but subject to Section 3(d), until the Company delivers ADSs representing the applicable Alternate Conversion Amount to the Holder, such Alternate Conversion Amount may be converted by the Holder into ADSs pursuant to Section 3(c) without regard to this Section 3(e).

4.            RIGHTS UPON EVENT OF DEFAULT.

(a)            Event of Default. Each of the following events shall constitute an “Event of Default” and each of the events in clauses (vii), (viii) and (ix) shall constitute a “Bankruptcy Event of Default”:

(i)            the suspension from trading or the failure of the ADSs to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days, except where such suspension is due to a technological problem with the relevant Eligible Market, as the case may be or where such suspensions were generally applicable and affected all issuers with a class of securities listed on such Eligible Market;

(ii)           the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of ADSs within five (5) Trading Days after the applicable Conversion Date or exercise date (as the case may be) or (B) notice, written or oral, to any holder of the Notes, including, without limitation, by way of public announcement, at any time, of its intention not to comply, as required, with a request for conversion of any Notes into ADSs that is requested in accordance with the provisions of the Notes, other than pursuant to Section 3(d);

(iii)          except to the extent the Company is in compliance with Section 11(b) below, at any time following the twenty (20th) consecutive Trading Day that the Holder’s Authorized Share Allocation (as defined in Section 11(a) below) is less than the number of ADSs that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);

(iv)          the Company’s or any Subsidiary’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company’s or any Subsidiary’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure remains uncured for a period of at least two (2) Trading Days;

(v)           the Company fails to remove any restrictive legend on any ADR certificate or any ADSs issued to the Holder upon conversion or exercise (as the case may be) of any Securities (as defined in the Securities Purchase Agreement) acquired by the Holder under the Securities Purchase Agreement (including this Note) as and when required by such Securities or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws of the United States of America, and any such failure remains uncured for at least five (5) days;

(vi)          the occurrence of any unscheduled redemption of or acceleration prior to maturity (other than as agreed by the Company pursuant to good faith negotiation between the Company and the relevant Person) of at least an aggregate of $100 million of Indebtedness (as defined in the Securities Purchase Agreement) of the Company or any of its Subsidiaries, other than with respect to any Other Notes;

(vii)         bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Significant Subsidiary and, if instituted against the Company or any Significant Subsidiary by a third party, shall not be dismissed within sixty (60) days of their initiation;

(viii)        the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(ix)          the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Significant Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(x)           a final judgment or judgments for the payment of money aggregating in excess of $100 million are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $100 million amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(xi)          the Company and/or any Subsidiary, individually or in the aggregate, fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $100 million due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $100 million, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder;

(xii)         other than as specifically set forth in another clause of this Section 4(a), the Company or any Subsidiary breaches any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect), or any covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five (5) consecutive Trading Days;

(xiii)        a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that either (A) the Equity Conditions are satisfied, (B) there has been no Equity Conditions Failure, or (C) as to whether any Event of Default has occurred;

(xiv)        any breach or failure in any respect by the Company or any Subsidiary to comply with any provision of clauses (b) to (d), (j) and/or (m) of Section 14 of this Note, which breach remain uncured for five (5) consecutive Trading Days;

(xv)         any Material Adverse Effect (as defined in the Securities Purchase Agreement) occurs; or

(xvi)        any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b)            Notice of an Event of Default; Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within two (2) Business Days deliver written notice thereof via electronic mail and international courier (an “Event of Default Notice”) to the Holder and the Trustee. The obligation of the Company to deliver an Event of Default Notice is in addition to, and may not be substituted by, the Trustee’s delivery of notice of the same Event of Default to the Holder in accordance with Section 7.14 of the Indenture. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default (such earlier date, the “Event of Default Right Commencement Date”) and ending (such ending date, the “Event of Default Right Expiration Date”, and each such period, an “Event of Default Redemption Right Period”) upon the later of (A) the earlier of (x) the cure of such applicable Event of Default and (y) the waiver by the Holder in writing of such applicable Event of Default in accordance with the terms of this Note and the other Transaction Documents, as applicable, and (B) the tenth (10th) Trading Day after the Holder’s receipt of an Event of Default Notice that includes (I) a reasonable description of the applicable Event of Default, (II) a certification as to whether, in the opinion of the Company, such Event of Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Event of Default and (III) a certification as to the date the Event of Default occurred and, if cured on or prior to the date of such Event of Default Notice, the applicable Event of Default Right Expiration Date, the Holder may require the Company to redeem (regardless of whether such Event of Default has been cured on or prior to the Event of Default Right Expiration Date) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company and the Trustee, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the product of (A) the Conversion Amount to be redeemed multiplied by (B) the greater of (I) Redemption Premium and (II) solely with respect to clauses (i), (ii), (iii) and/or (v), as applicable, of the definition of Event of Default above, the Share Failure Redemption Value (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 12. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 3(d), but subject to Section 3(d), until the Event of Default Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into ADSs pursuant to the terms of this Note. In the event of the Company’s redemption of any portion of this Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. Any redemption upon an Event of Default shall not constitute an election of remedies by the Holder, and all other rights and remedies of the Holder shall be preserved.

(c)            Mandatory Redemption upon Bankruptcy Event of Default. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Event of Default, whether occurring prior to or following the Maturity Date, the Company shall immediately pay to the Holder an amount in cash representing (i) all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges on such Principal and Interest, multiplied by (ii) the Redemption Premium, in addition to any and all other amounts due hereunder, without the requirement for any notice or demand or other action by the Holder or any other person or entity, provided that the Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including any other rights in respect of such Bankruptcy Event of Default, any right to conversion, and any right to payment of the Event of Default Redemption Price or any other Redemption Price, as applicable.

5.            RIGHTS UPON FUNDAMENTAL TRANSACTION.

(a)            Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder, such approval not to be unreasonably withheld, conditioned or delayed, prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of the Notes held by such holder, having similar conversion rights as the Notes and having similar ranking and security to the Notes, and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common equity is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of such Fundamental Transaction, in lieu of the ADSs (or other securities, cash, assets or other property (except such items still issuable under Sections 6 and 16, which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of the publicly traded common equity (or their equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 5(a) to permit the Fundamental Transaction without the assumption of this Note. The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note.

(b)            Notice of a Change of Control; Redemption Right. No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Change of Control (the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via electronic mail and international courier to the Holder and the Trustee (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice or the Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to the Holder in accordance with the immediately preceding sentence (as applicable) and ending on twenty (20) Trading Days after the later of (A) the date of consummation of such Change of Control or (B) the date of receipt of such Change of Control Notice or (C) the date of the announcement of such Change of Control, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company and the Trustee, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company in cash at a price equal to the product of the Redemption Premium multiplied by the Conversion Amount being redeemed (the “Change of Control Redemption Price”). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 12 and shall have priority to payments to shareholders in connection with such Change of Control. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Change of Control Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into ADSs pursuant to Section 3. In the event of the Company’s redemption of any portion of this Note under this Section 5(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

6.            RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a)            Purchase Rights. In addition to any adjustments pursuant to Section 7 and 16 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of ADSs and/or Ordinary Shares, as applicable (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of ADSs (or underlying Ordinary Shares, as applicable) acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note and assuming for such purpose that the Note was converted at the Alternate Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of ADSs and/or Ordinary Shares, as applicable, are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such ADSs as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable) for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable)) to the same extent as if there had been no such limitation).

(b)            Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of ADSs or Ordinary Shares, as applicable, are entitled to receive securities or other assets with respect to or in exchange for ADSs and/or Ordinary Shares, as applicable (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder’s option (i) in addition to the ADSs receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such ADSs had such ADSs been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the ADSs otherwise receivable upon such conversion, such securities or other assets received by the holders of ADSs or Ordinary Shares, as applicable, in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to ADSs) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

7.            RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a)            Adjustment of Conversion Price upon Issuance of ADSs. If and whenever on or after August 19, 2025, the Company grants, issues or sells (or enters into any agreement to grant, issue or sell), or in accordance with this Section 7(a) is deemed to have granted, issued or sold, any ADSs (including the granting, issuance or sale of ADSs owned or held by or for the account of the Company, but excluding any Excluded Securities granted, issued or sold or deemed to have been granted, issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (such Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the lower of (x) the Conversion Price then in effect and (y) 120% of such New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Price and the New Issuance Price under this Section 7(a)), the following shall be applicable:

(i)            Issuance of Options. If the Company in any manner grants, issues or sells (or enters into any agreement to grant, issue or sell) any Options and the lowest price per share for which one ADS is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such ADS shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting, issuance or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the “lowest price per share for which one ADS is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one ADS upon the granting, issuance or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one ADS is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof, minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) with respect to any one ADS upon the granting, issuance or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration (including, without limitation, consideration consisting of cash, debt forgiveness, assets or any other property) received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such ADS or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms thereof or upon the actual issuance of such ADSs upon conversion, exercise or exchange of such Convertible Securities.

(ii)           Issuance of Convertible Securities. If the Company in any manner issues or sells (or enters into any agreement to issue or sell) any Convertible Securities and the lowest price per share for which one ADS is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such ADS shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale (or the time of execution of such agreement to issue or sell, as applicable) of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the “lowest price per share for which one ADS is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one ADS upon the issuance or sale (or pursuant to the agreement to issue or sell, as applicable) of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one ADS is issuable (or may become issuable assuming all possible market conditions) upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) with respect to any one ADS upon the issuance or sale (or the agreement to issue or sell, as applicable) of such Convertible Security plus the value of any other consideration received or receivable (including, without limitation, any consideration consisting of cash, debt forgiveness, assets or other property) by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such ADSs upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 7(a), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issuance or sale.

(iii)          Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for ADSs increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 7(b) below), the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security (including, without limitation, any Option or Convertible Security that was outstanding as of the Subscription Date) are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the ADSs deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 7(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv)          Calculation of Consideration Received. If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the “Primary Security”, and such Option and/or Convertible Security and/or Adjustment Right, the “Secondary Securities”), together comprising one integrated transaction (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Company either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing), the aggregate consideration per ADS with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one ADS was issued (or was deemed to be issued pursuant to Section 7(a)(i) or 7(a)(ii) above, as applicable) in such integrated transaction solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the sum of (I) the Black Scholes Consideration Value of each such Option, if any, (II) the fair market value (as determined by the Holder in good faith) or the Black Scholes Consideration Value, as applicable, of such Adjustment Right, if any, and (III) the fair market value (as determined by the Holder) of such Convertible Security, if any, in each case, as determined on a per share basis in accordance with this Section 7(a)(iv). If any ADSs, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such ADSs, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the net amount of consideration received by the Company therefor. If any ADSs, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company (for the purpose of determining the consideration paid for such ADSs, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any ADSs, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor (for the purpose of determining the consideration paid for such ADSs, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such ADSs, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v)           Record Date. If the Company takes a record of the holders of ADSs for the purpose of entitling them (A) to receive a dividend or other distribution payable in ADSs, Options or in Convertible Securities or (B) to subscribe for or purchase ADSs, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the ADSs deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(vi)          Adjustments. On each three-month anniversary of the Issuance Date (each, an “Adjustment Date”) the Conversion Price shall automatically set to the lower of (i) $2.19 per ADS ($2.19 per Ordinary Share, and as adjusted for subdivision or combination of ADSs and/or Ordinary Shares or changes in the ratio of Ordinary Shares to ADS and (ii) the Market Price as of such Adjustment Date, immediately after the close of the Principal Market on such Adjustment Date.

(b)            Adjustment of Conversion Price upon Subdivision or Combination of ADSs. Without limiting any provision of Section 6, Section 16 or Section 7(a), if the Company at any time on or after the Subscription Date (i) pays a share dividend on one or more classes of its then outstanding ADSs and/or Ordinary Shares (or changes the ratio of Ordinary Shares to ADSs) or otherwise makes a distribution on any class of share capital that is payable in ADSs or Ordinary Shares, (ii) subdivides (by any share split, share dividend, recapitalization or otherwise) one or more classes of its then outstanding ADSs and/or Ordinary Shares, as applicable, into a larger number of shares or (iii) combines (by combination, reverse share split or otherwise) one or more classes of its then outstanding ADSs and/or Ordinary Shares, as applicable, into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of ADSs outstanding immediately before such event (or, if applicable, the Ordinary Shares outstanding immediately before such event, assuming solely for such purpose that all ADSs were exchanged into Ordinary Shares immediately before such event) and of which the denominator shall be the number of ADSs outstanding immediately after such event (or, if applicable, the Ordinary Shares outstanding immediately before such event, assuming solely for such purpose that all ADSs were exchanged into Ordinary Shares immediately after such event). Any adjustment pursuant to this Section 7(b) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7(b) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(c)            Holder’s Right of Adjusted Conversion Price. In addition to and not in limitation of the other provisions of this Section 7, if the Company in any manner issues or sells or enters into any agreement to issue or sell, any ADSs, Options or Convertible Securities (any such securities, “Variable Price Securities”), (other than the Westwood Equity Line, the Permitted Equity Line, Affiliate Transactions or Strategic Investments that convert only at a fixed maturity date at a price determined at such fixed maturity date of such Ordinary Share Equivalents (as defined in the Securities Purchase Agreement) with respect thereto), after the Subscription Date that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for ADSs at a price which varies or may vary with the market price of the ADSs, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide written notice thereof via electronic mail and international courier to the Holder on the date of such agreement and the issuance of such ADSs, Convertible Securities or Options. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of this Note by designating in the Conversion Notice delivered upon any conversion of this Note that solely for purposes of such conversion the Holder is relying on the Variable Price rather than the Conversion Price then in effect. The Holder’s election to rely on a Variable Price for a particular conversion of this Note shall not obligate the Holder to rely on a Variable Price for any future conversion of this Note.

(d)            Other Events. In the event that the Company (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of share appreciation rights, phantom share rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 7(d) will increase the Conversion Price as otherwise determined pursuant to this Section 7, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.

(e)            Calculations. All calculations under this Section 7 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of ADSs outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of ADSs.

(f)             Issuances (and Deemed Issuances) of Ordinary Shares without ADSs. Notwithstanding anything herein to the contrary, to the extent the Company, directly or indirectly, issues (or enters into any agreement to issue) any Ordinary Shares without a corresponding issuance of (or agreement to subsequently issue) ADSs, in full, for the purpose of this Section 7, the Company shall be deemed to have issued ADSs, in full, with respect thereto.

(g)            Voluntary Adjustment by Company. Subject to the rules and regulations of the Principal Market, the Company may at any time during the term of this Note, with the prior written consent of the Required Holders (as defined in the Securities Purchase Agreement), reduce the then current Conversion Price of each of the Notes to any amount and for any period of time deemed appropriate by the board of directors of the Company.

8.            REDEMPTIONS AT THE COMPANY’S ELECTION.

(a)            Company Optional Redemption. At any time the Company shall have the right to redeem all, but not less than all, of the Conversion Amount then remaining under this Note (the “Company Optional Redemption Amount”) on the Company Optional Redemption Date (each as defined below) (a “Company Optional Redemption”). The portion of this Note subject to redemption pursuant to this Section 8(a) shall be redeemed by the Company in cash at a price (the “Company Optional Redemption Price”) equal to 120% of the Conversion Amount being redeemed as of the Company Optional Redemption Date. The Company may exercise its redemption right under this Section 8(a) by delivering a written notice thereof by electronic mail and international courier to the Trustee and all, but not less than all, of the registered holders of Notes (the “Company Optional Redemption Notice” and the date all of the holders of Notes received such notice is referred to as the “Company Optional Redemption Notice Date”). The Company may deliver only one Company Optional Redemption Notice hereunder and such Company Optional Redemption Notice shall be irrevocable. The Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”) which date shall not be less than thirty (30) Business Days nor more than forty (40) Business Days following the Company Optional Redemption Notice Date, and (y) state the aggregate Conversion Amount of the Notes which is being redeemed in such Company Optional Redemption from the Holder and all of the other holders of the Notes pursuant to this Section 8(a) (and analogous provisions under the Other Notes) on the Company Optional Redemption Date. Notwithstanding anything herein to the contrary, at any time prior to the date the Company Optional Redemption Price is paid, in full, the Company Optional Redemption Amount may be converted, in whole or in part, by the Holder into ADSs pursuant to Section 3. All Conversion Amounts converted by the Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of this Note required to be redeemed on the Company Optional Redemption Date. Redemptions made pursuant to this Section 8(a) shall be made in accordance with Section 12. In the event of the Company’s redemption of any portion of this Note under this Section 8(a), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 8(a) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. For the avoidance of doubt, the Company shall have no right to effect a Company Optional Redemption if any Event of Default has occurred and is continuing, but any Event of Default shall have no effect upon the Holder’s right to convert this Note in its discretion.

(b)            Redemption of Other Notes. If the Company elects to cause a Company Optional Redemption of this Note pursuant to Section 8(a), then it must simultaneously take the same action with respect to all of the Other Notes.

9.            EQUITY LINE MANDATORY REDEMPTION.

(a)            At any time on or after the Issuance Date, if the Company consummates the sale of any Ordinary Shares or ADSs pursuant to the Permitted Equity Line (and each date such sale is consummated, an “Equity Line Trigger Date”, and each such sale, an “Equity Line Transaction”), the Company shall redeem in cash (each, an “Equity Line Mandatory Redemption”) a portion of this Note equal to the lesser of (x) the Conversion Amount of this Note and (y) the Holder’s Holder Pro Rata Amount of 50% of the net proceeds of any such Equity Line Transactions (the “Equity Line Mandatory Redemption Amount”) as set forth below, and shall by no later than 9:00 AM, New York City time on the later of (i) the third (3th) Trading Day after such applicable Equity Line Trigger Date and (ii) the first (1st) Business Day of the immediately subsequent calendar week after any such Equity Line Trigger Date (each, a “Equity Mandatory Redemption Notice Date”), the Company shall deliver written notice to the Holder (each, an “Equity Line Mandatory Redemption Notice”).

(b)            Each Equity Line Mandatory Redemption Notice shall specify (i) the aggregate net proceeds (less any reasonable and documented legal fees and expenses) of all Equity Line Transactions in the prior calendar week (each, an “Equity Line Proceeds Amount”), (ii) the Holder’s Holder Pro Rata Amount of 50% of such Equity Line Proceeds Amount, (iii) the date of such Equity Line Mandatory Redemption (each, an “Equity Line Mandatory Redemption Date”), which shall be the first (1st) Business Day after such applicable Equity Mandatory Redemption Notice Date, and (iv) the Conversion Amount of this Note (with an Equity Line Mandatory Redemption Price not in excess of such applicable Equity Line Mandatory Redemption Amount) subject to such Equity Line Mandatory Redemption and the Equity Line Mandatory Redemption Price with respect thereto (including reasonable calculations with respect thereto). Unless waived in writing by the Holder, on the applicable Equity Line Mandatory Redemption Date, the portion of the Conversion Amount of this Note subject to redemption pursuant to this Section 9 shall be redeemed by the Company in cash at a price equal to the Equity Line Mandatory Redemption Amount (the “Equity Line Mandatory Redemption Price”), without the requirement for any notice or demand or other action by the Holder or any other Person. Redemptions required by this Section 9 shall be made in accordance with the provisions of Section 12.

10.          NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Association (as defined in the Securities Purchase Agreement) or Memorandum of Association (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing or any other provision of this Note or the other Transaction Documents, the Company (a) shall not increase the par value of any Ordinary Shares or change the ratio of Ordinary Shares to ADSs, as applicable, such that the par value of the Ordinary Shares underlying an ADS receivable upon conversion of this Note would exceed the Conversion Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Ordinary Shares and ADSs upon the conversion of this Note. Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Issuance Date, the Holder is not permitted to convert this Note in full for any reason (other than pursuant to restrictions set forth in Section 3(d) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such conversion into Ordinary Shares and/or ADSs, as applicable.

11.          RESERVATION OF AUTHORIZED SHARES.

(a)            Reservation. So long as any Notes remain outstanding, the Company shall at all times reserve at least 100% of the number of Ordinary Shares (and shall keep available under the ADS Registration Statements 100% of such aggregate number of ADSs), in each case, as shall from time to time be necessary to effect the conversion, including without limitation, Alternate Conversions, of all of the Notes then outstanding (without regard to any limitations on conversions and assuming such Notes remain outstanding until the Maturity Date) at the Floor Price then in effect (the “Required Reserve Amount”). The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Notes based on the original principal amount of the Notes held by each holder on the Closing Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any Ordinary Shares reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b)            Insufficient Authorized Shares. If, notwithstanding Section 11(a), and not in limitation thereof, at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved Ordinary Shares equal to the Required Reserve Amount (an “Authorized Share Failure”) (and/or have available ADSs under one or more effective registration statements on Form F-6, which may be the ADS Registration Statements, as applicable, to cover 100% of the Conversion ADSs issuable upon conversion of the Notes outstanding), then the Company shall immediately take all action necessary to increase the Company’s authorized Ordinary Shares to an amount equal to the Required Reserve Amount and/or to either file an amendment to the ADS Registration Statements or file a new Registration Statement on Form F-6, as necessary, to cure such failure. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, (i) if with respect to Ordinary Shares, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized Ordinary Shares or (ii) if with respect to ADSs, the Company shall either file an amendment to the ADS Registration Statements to increase the aggregate number of ADSs issuable thereunder or file a new Registration Statement on Form F-6, as necessary. In connection with any such shareholder meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized Ordinary Shares and to cause its board of directors to recommend to the shareholders that they approve such proposal. In the event that the Company is prohibited from issuing Ordinary Shares or ADSs pursuant to the terms of this Note due to the failure by the Company to have sufficient Ordinary Shares available out of the authorized but unissued Ordinary Shares or ADSs available for issuance pursuant to the Deposit Agreement then in effect (such unavailable number of ADSs related thereto, the “Authorized Failure Shares”), as applicable, in lieu of delivering such Authorized Failure Shares to the Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the greatest Closing Sale Price of the ADSs on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Authorized Failure Shares to the Company and ending on the date of such issuance and payment under this Section 11(a); and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) ADSs to deliver in satisfaction of a sale by the Holder of Authorized Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in Section 11(a) or this Section 11(b) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement.

12.          REDEMPTIONS.

(a)            Mechanics. The Company, or at the Company’s direction, the Trustee, shall deliver the applicable Event of Default Redemption Price to the Holder in cash within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company, or at the Company’s direction, the Trustee, shall deliver the applicable Change of Control Redemption Price to the Holder in cash concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Company’s receipt of such notice otherwise. The Company, or at the Company’s direction, the Trustee, shall deliver the applicable Company Optional Redemption Price to the Holder in cash on the applicable Company Optional Redemption Date. The Company shall deliver the applicable Equity Line Mandatory Redemption Price to the Holder in cash on the applicable Equity Line Mandatory Redemption Date. Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a time the Holder is entitled to receive a cash payment under any of the other Transaction Documents, at the option of the Holder delivered in writing to the Company, the applicable Redemption Price hereunder shall be increased by the amount of such cash payment owed to the Holder under such other Transaction Document and, upon payment in full or conversion in accordance herewith, shall satisfy the Company’s payment obligation under such other Transaction Document. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 18(d)), to the Holder, and in each case the principal amount of this Note or such new Note (as the case may be) shall be increased by an amount equal to the difference between (1) the applicable Redemption Price (as the case may be, and as adjusted pursuant to this Section 12, if applicable) minus (2) the Principal portion of the Conversion Amount submitted for redemption and (z) the Conversion Price of this Note or such new Notes (as the case may be) shall be automatically adjusted with respect to each conversion effected thereafter by the Holder to the lowest of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided, (B) 75% of the lowest Closing Bid Price of the ADSs during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided and (C) 75% of the quotient of (I) the sum of the five (5) lowest VWAPs of the ADSs during the twenty (20) consecutive Trading Day period ending and including the applicable Conversion Date divided by (II) five (5) (it being understood and agreed that all such determinations shall be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during such period). The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

(b)            Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) or Section 5(b) (each, an “Other Redemption Notice”), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by electronic mail a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is two (2) Business Days prior to the Company’s receipt of the Holder’s applicable Redemption Notice and ending on and including the date which is two (2) Business Days after the Company’s receipt of the Holder’s applicable Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

13.          VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law (including, without limitation, the Companies Act (As Revised) of the Cayman Islands) and as expressly provided in this Note.

14.          COVENANTS. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms:

(a)            Incurrence of Indebtedness. At any time any Initial Notes (as defined in the Securities Purchase Agreement) remain outstanding, the Company shall not issue any Indebtedness senior to the Initial Notes.

(b)            Restriction on Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, declare or pay any cash dividend during the period commencing from the Initial Closing Date (as defined in the Securities Purchase Agreement) until the last Closing to occur under the Securities Purchase Agreement on any of its share capital without the prior written consent of the Holder.

(c)            Restriction on Transfer of Assets. Except in connection with the Lotus UK Acquisition, the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business consistent with its past practice or is otherwise not material to the operation of the Company as a whole, and (ii) sales of inventory and product in the ordinary course of business.

(d)            Acceleration of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, permit any Indebtedness of the Company or any of its Subsidiaries to accelerate prior to the Maturity Date.

(e)            Change in Nature of Business.  The Company shall not, and the Company shall cause each of its Significant Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Significant Subsidiaries on the Subscription Date or any business substantially related or incidental thereto.

(f)             Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Significant Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Significant Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except in the case such qualification would not cause a Material Adverse Effect (as defined in the Securities Purchase Agreement).

(g)            Maintenance of Intellectual Property. The Company will, and will cause each of its Subsidiaries to, take all action necessary or advisable to maintain all of the Intellectual Property Rights (as defined in the Securities Purchase Agreement) of the Company and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect.

(h)            Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(i)             Transactions with Affiliates. Except in connection with the Lotus UK Acquisition, the Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except Affiliate Transactions and transactions in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.

(j)             Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (ii) issue any other securities that would cause a breach or default under the Notes.

(k)            Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holder by this Note, but will suffer and permit the execution of every such power as though no such law has been enacted.

(l)             Taxes. The Company and its Significant Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Significant Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, have a material effect on the Company or any of its Significant Subsidiaries). The Company and its Significant Subsidiaries shall file on or before the due date therefor all personal property tax returns (except where the failure to file would not, individually or in the aggregate, have a material effect on the Company or any of its Significant Subsidiaries). Notwithstanding the foregoing, the Company and its Significant Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP.

(m)            Financial Covenants; Announcement of Operating Results.

(i)             The Company shall maintain, as of the end of each Fiscal Quarter (and/or Fiscal Year, as applicable) a balance of Available Cash in an aggregate amount equal to or exceed, as applicable, $20,000,000 (the “Financial Test”).

(ii)            Operating Results Announcement. Commencing on the Issuance Date, the Company shall publicly disclose and disseminate (such date, the “Announcement Date”), if the Financial Test fails to be satisfied (each such failure, a “Financial Covenant Failure”), a statement to that effect no later than the thirtieth (30th) day after the end of such Fiscal Quarter or Fiscal Year, as applicable, and such announcement shall include a statement to the effect that a Financial Covenant Failure by the Company exists (or does not exist, as applicable) for such Fiscal Quarter. On the Announcement Date, the Company shall also provide to the Holder a certification, executed on behalf of the Company by the Chief Financial Officer of the Company, certifying that the Company satisfied the Financial Test for such Fiscal Quarter or Fiscal Year, as applicable, if that is the case. If a Financial Covenant Failure by the Company exists for a Fiscal Quarter, the Company shall provide to the Holders a written certification on or prior to the Announcement Date, executed on behalf of the Company by the Chief Financial Officer of the Company, certifying that a Financial Covenant Failure exists for such Fiscal Quarter or Fiscal Year, as applicable (a “Financial Covenant Event Notice”). Concurrently with the delivery of each Financial Covenant Event Notice to the Holders, the Company shall also make publicly available (as part of an Annual Report on Form 20-F or on a Report of Foreign Issuer on Form 6-K, or otherwise) the Financial Covenant Event Notice and the fact that an Event of Default has occurred under the Notes.

(n)            Most Favored Terms. As long as any Notes remain outstanding, no term or condition in any Convertible Securities and/or Options and/or any agreement to acquire Ordinary Shares, Convertible Securities and/or Options or other securities by any Person (each an “Other Purchaser”) of the Company (but excluding any Excluded Securities) or any other related document or agreement with respect thereto (each, a “Subsequent Document,” and which, for the avoidance of doubt, shall exclude those entered into prior to the Subscription Date), shall, directly or indirectly, be more favorable to such Other Purchaser than the terms and conditions in Section 14(m) of this Note with respect to financial covenants or similar provisions. If, and whenever on or after the date hereof, the Company enters into a Subsequent Document that contains financial covenants or similar provisions, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) in addition to any other remedies of the Holder in law or equity, Section 14(m) of this Note shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Subsequent Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in Section 14(m) of this Note shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 14(n) shall apply similarly and equally to each Subsequent Document.

(o)            Independent Investigation. At the written request of the Holder either (x) at the cost of the Company and at any time when an Event of Default has occurred and is continuing, or (y) at the cost of the Company and at any time (but not more than once per year) the Holder reasonably believes an Event of Default may have occurred and is continuing, the Company shall hire an independent, reputable investment bank selected by the Company and approved by the Holder (such approval not to be unreasonably withheld, conditioned or delayed) to investigate as to whether any Event of Default has occurred (the “Independent Investigator”), provided that if the Independent Investigator determines that an Event of Default has not occurred and such request for an investigation by the Holder was unreasonable, the Holder shall bear all reasonable costs incurred in respect of such investigation. If the Independent Investigator determines that such breach of this Note has occurred, the Independent Investigator shall notify the Company of such breach and the Company shall deliver written notice to each holder of a Note of such breach. In connection with such investigation, the Independent Investigator may, during normal business hours and upon no less than three (3) Business Days’ prior written notice to the Company, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries as the Independent Investigator reasonably determines as necessary to its investigation. The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request. The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the Company’s officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company and any Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested.

15.            DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Sections 6 and 7, if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of Ordinary Shares or ADSs, as applicable, by way of return of capital or otherwise (including without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then the Holder will be entitled to such Distributions as if the Holder had held the number of ADSs (or underlying Ordinary Shares, as applicable) acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note and assuming for such purpose that the Note was converted at the Alternate Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Ordinary Shares or ADSs, as applicable, are to be determined for such Distributions (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such ADSs or Ordinary Shares, as applicable, as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

16.            AMENDING THE TERMS OF THIS NOTE. Except for Section 3(d) and this Section 16, which may not be amended, modified or waived by the parties hereto, the prior written consent of the Holder shall be required for any change, waiver or amendment to this Note.

17.            TRANSFER. Any Ordinary Shares and/or ADSs issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company. This Note may not be transferred by the Holder to any Person (other than an affiliate, partner, limited partner or member) without the prior written consent of the Company and only upon the execution and delivery to the Company by the transferee of the Leak-Out Agreement as a “Holder” (if not already a Party thereto).

18.            REISSUANCE OF THIS NOTE.

(a)            Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 18(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 18(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)            Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, upon compliance with Section 2.07 of the Indenture, the Company shall execute and, following authentication of such new Note, deliver to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal.

(c)            Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 18(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)            Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 18(a) or Section 18(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, (v) shall be duly authenticated in accordance with the Indenture and (vi)  shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

19.            REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder’s rights or remedies under such documents or at law or equity. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note (including, without limitation, compliance with Section 7).

20.            PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.

21.            CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note. Terms used in this Note and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

22.            FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Notwithstanding the foregoing, nothing contained in this Section 22 shall permit any waiver of any provision of Section 3(d).

23.            DISPUTE RESOLUTION.

(a)            Submission to Dispute Resolution.

(i)            In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price, an Alternate Conversion Price, a Market Price, a Black-Scholes Consideration Value, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate or the applicable Redemption Price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, such Alternate Conversion Price, such Market Price, such Black-Scholes Consideration Value, such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate or such applicable Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(ii)            The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 23 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii)           The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b)            Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 23 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that the Holder is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 23, (ii) a dispute relating to a Conversion Price includes, without limitation, disputes as to (A) whether an issuance or sale or deemed issuance or sale of ADSs occurred under Section 7(a), (B) the consideration per share at which an issuance or deemed issuance of ADSs occurred, (C) whether any issuance or sale or deemed issuance or sale of ADSs was an issuance or sale or deemed issuance or sale of Excluded Securities, (D) whether an agreement, instrument, security or the like constitutes and Option or Convertible Security and (E) whether a Dilutive Issuance occurred, (iii) the terms of this Note and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Note and any other applicable Transaction Documents, (iv) the Holder (and only the Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 23 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 23 and (v) nothing in this Section 23 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 23).

24.            NOTICES; CURRENCY; PAYMENTS.

(a)            Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder and the Trustee with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder and the Trustee (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the ADSs, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property to holders of ADSs or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b)            Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c)            Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America in cash via wire transfer of immediately available funds and the Holder shall provide the Company with the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid (x) with respect to Principal, when due or (y) with respect to Interest, Late Charges or any other amounts, within two (2) Trading Days, as applicable, shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fourteen (14%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

25.            CANCELLATION. After all Principal, accrued Interest, Late Charges and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

26.            WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

27.            GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Except as otherwise required by Section 23 above, the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 23. The Company (on behalf of itself and each of its Subsidiaries) hereby appoints the agent for service of process listed in Schedule 9(a) to the Securities Purchase Agreement, as its agent for service of process in New York. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY. The choice of the laws of the State of New York as the governing law of this Note is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in the Cayman Islands, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands. The choice of laws of the State of New York as the governing law of this Note will be honored by competent courts in the PRC, subject to compliance with relevant PRC civil procedural requirements. The Company or any of their respective properties, assets or revenues does not have any right of immunity under Cayman Islands, the PRC or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands and the PRC, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Note; and, to the extent that the Company, or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company hereby waives such right to the extent permitted by law and hereby consents to such relief and enforcement as provided in this Note and the other Transaction Documents.

28.            JUDGMENT CURRENCY.

(a)            If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 29 referred to as the “Judgment Currency”) an amount due in U.S. dollars under this Note, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(i)             the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii)            the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 28(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).

(b)            If in the case of any proceeding in the court of any jurisdiction referred to in Section 28(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c)            Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Note.

29.            SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

30.            MAXIMUM PAYMENTS. Without limiting Section 9(d) of the Securities Purchase Agreement, nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

31.            CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)            “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b)            “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c)            “Additional Closing Price Failure” means, with respect to a particular date of determination, the VWAP of the ADSs on the Principal Market on (x) any four (4) of the Trading Days during the twenty-three (23) Trading Day period ending on the Trading Day immediately preceding such date of determination (such period, the “Additional Closing Price Failure Measuring Period”) or (y) any of the last three Trading Days during the Additional Closing Price Failure Measuring Period, as applicable, fails to exceed $1.00 (as adjusted for share splits, share dividends, share combinations, recapitalizations or other similar transactions (including, without limitation, any transaction or other event that proportionately decreases or increases the ratio of an Ordinary Share per ADS) occurring after the Subscription Date). All such determinations to be appropriately adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions (including, without limitation, any transaction or other event that proportionately decreases or increases the ratio of an Ordinary Share per ADS) during any such measuring period.

(d)            “Additional Closing Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg) of the ADS on the Principal Market on (x) any four (4) of the Trading Days during the twenty-three (23) Trading Day period ending on the Trading Day immediately preceding such date of determination (such period, the “Additional Closing Volume Failure Measuring Period”) or (y) any of the last three Trading Days during the Additional Closing Volume Failure Measuring Period, as applicable, is less than $1,250,000.

(e)             “Adjusted Floor Price” means as determined on each six month anniversary of the Issuance Date (each, a “Six Month Anniversary Date”) hereunder, the lower of (i) the Floor Price then in effect and (ii) 20% of the lower of (x) the closing price of the ADSs of the Principal Market (as reported by the Principal Market) as of the Trading Day ended immediately prior to such applicable Six Month Anniversary Date and (y) the quotient of (I) the sum of each the closing price of the ADSs of the Principal Market (as reported by the Principal Market) on each Trading Day of the five (5) Trading Day period ended on, and including, the Trading Day ended immediately prior to such applicable Six Month Anniversary Date, divided by (II) five (5). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such measuring period.

(f)             “Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 7) of ADSs (other than rights of the type described in Section 6(a) hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

(g)             “ADSs” means (i) the American Depositary Shares of the Company, each ADS as of the Issuance Date represents one (1) Ordinary Share or (ii) any share capital into which such ADSs shall have been changed or any share capital resulting from any exchange, modification, restructuring or reclassification of such ADSs.

(h)             “ADRs” means the American Depositary Receipts of the Company evidencing ADSs.

(i)              “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the shares having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(j)              “Affiliate Transaction” means any actual, proposed, or contemplated transaction, arrangement, agreement, understanding, or series of related transactions or arrangements (including, without limitation, any purchase, sale, lease, license, transfer, disposition, acquisition, pledge, loan, guarantee, investment, joint venture, or exchange of property, assets, rights, or interests of any kind, or the provision or receipt of services, benefits, or advantages of any kind), whether written, oral, or implied, directly or indirectly, between (a) the Company or any Subsidiary, and (b) any Affiliate of the Company or any Subsidiary, including any transaction effected through one or more intermediaries or for the benefit of an Affiliate.

(k)             “Alternate Conversion Price” means, with respect to any Alternate Conversion on any Alternate Conversion Date, that price which shall be the lower of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion and (ii) either (I) if no Event of Default then exists, the greater of the (x) Floor Price and (y) the Market Price, or (II) if an Event of Default then exists, the greater of (x) the Floor Price and (y) 80% of the Market Price (any such applicable measuring period or applicable measuring date in clauses (i) and (ii) above, each an “Alternate Conversion Measuring Period”). All such determinations to be appropriately adjusted for any share dividend, share subdivision, share split, share combination and consolidation, reclassification or similar transaction (including, without limitation, any transaction or other event that proportionately decreases or increases the ratio of an Ordinary Share per ADS) during such Alternate Conversion Measuring Period.

(l)              “Applicable Date” means the twentieth (20th) Trading Day after the Initial Closing Date.

(m)            “Approved Share Plan” means any employee benefit plan which has been or will be approved by the board of directors of the Company prior to or subsequent to the Subscription Date pursuant to which Ordinary Shares, ADSs, standard options to purchase Ordinary Shares and/or ADSs and other types of awards may be issued to any employee, officer, director or consultant for services provided to the Company or its Affiliates in their capacity as such.

(n)             “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s ADSs would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(o)            “Available Cash” means, with respect to any date of determination, an amount equal to the aggregate amount of the Cash of the Company and its Subsidiaries (excluding for this purpose cash held in restricted accounts (other than (i) accounts that are restricted solely as a result of the existence of control agreements in favor of the Collateral Agent, or (ii) cash otherwise unavailable for unrestricted use by the Company or any of its Subsidiaries for any reason) as of such date of determination held in bank accounts of financial banking institutions.

(p)            “Black Scholes Consideration Value” means the value of the applicable Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the ADSs on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (iii) a zero cost of borrow and (iv) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be).

(q)            “Bloomberg” means Bloomberg, L.P.

(r)              “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or mainland China are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York or mainland China, as applicable, generally are open for use by customers on such day.

(s)             “Cash” of the Company and its Subsidiaries on any date shall be determined from such Persons’ books maintained in accordance with GAAP, and means, without duplication, the cash, cash equivalents and Eligible Marketable Securities accrued by the Company and its wholly owned Subsidiaries on a consolidated basis on such date.

(t)              “Change of Control” means (i) any Going-Private Change of Control and (ii) any Fundamental Transaction which results in the Company’s Ordinary Shares, ADSs, or other comparable securities, as applicable, ceasing to be listed on an Eligible Market.

(u)             “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions (including, without limitation, any transaction or other event that proportionately decreases or increases the ratio of an Ordinary Share per ADS, if applicable) during such period.

(v)            “Convertible Securities” means any shares or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any ADSs and/or Ordinary Shares.

(w)            “Current Public Information Failure” means the Company's failure, for any reason, to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (y) the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company's failure to satisfy any condition set forth in Rule 144(i)(2).

(x)             “Depositary” means Deutsche Bank Trust Company Americas, as Depositary appointed by the Company via the Deposit Agreement dated as of January 29, 2024.

(y)             “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Select Market or the Nasdaq Global Market.

(z)             “Eligible Marketable Securities” as of any date means marketable securities which would be reflected on a consolidated balance sheet of the Company and its Subsidiaries prepared as of such date in accordance with GAAP, and which are permitted under the Company’s investment policies as in effect on the Issuance Date or approved thereafter by the Company’s Board of Directors.

(aa)        “Equity Conditions” means, with respect to an given date of determination: (i) on each day during the period beginning twenty (20) Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the ADSs (including all ADSs issuable upon conversion of this Note) are listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (A) a writing by such Eligible Market or (B) the Company falling below the minimum listing maintenance requirements of the Eligible Market on which the ADSs are then listed or designated for quotation (as applicable); (ii) during the Equity Conditions Measuring Period, the Company shall have delivered all ADSs issuable upon conversion of this Note on a timely basis as set forth in Section 3 hereof and all other shares required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents; (iii) any ADSs to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination) may be issued in full without violating Section 3(d) hereof; (iv) any ADSs to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without violating the rules or regulations of the Eligible Market on which the ADSs are then listed or designated for quotation (as applicable); (v) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vi) no Current Public Information Failure then exists and is continuing; (vii) the Holder shall not be in (and no other holder of Notes shall be in) possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like; (viii) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any Transaction Document; (ix) on the applicable date of determination (A) no Authorized Share Failure shall exist or be continuing and all Ordinary Shares to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination at the Alternate Conversion Price thein in effect (without regard to any limitations on conversion set forth herein)) (each, a “Required Minimum Securities Amount”) are available under the certificate of incorporation of the Company and reserved by the Company to be issued pursuant to the Notes and (B) all ADSs to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without resulting in an Authorized Share Failure; (x) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default; (xi) no bone fide dispute shall exist, by and between any of holder of Notes, the Company, the Principal Market (or such applicable Eligible Market in which the ADSs of the Company is then principally trading) and/or FINRA with respect to any term or provision of any Note or any other Transaction Document; (xii) the ADSs issuable pursuant the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an Eligible Market; (xiii) solely with respect to any determination pursuant to Section 2(a), no Price Failure shall exist; and (xiv) solely with respect to any determination pursuant to Section 1(b)(ii) of the Securities Purchase Agreement, no Additional Closing Price Failure or Additional Closing Volume Failure exists, and not with respect to Section 2(a) of this Note.

(bb)       “Equity Conditions Failure” means on such date of determination the Equity Conditions have not been satisfied (or waived in writing by the Holder).

(cc)        “Excluded Securities” means (i) Ordinary Shares or ADSs, including restricted shares units, restricted shares, Options and performance share awards, to purchase Ordinary Shares, ADSs, or equity-like grants including phantom shares, share appreciation rights issued or may be issued to directors, officers, consultants or employees of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Share Plan (as defined above), provided that the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers; (ii) Ordinary Shares or ADSs issued upon the conversion or exercise of Convertible Securities or Options (other than securities covered by clause (i) above) issued or issuable pursuant to any arrangement entered into prior to the Subscription Date, provided that the conversion price of any such Convertible Securities (other than securities covered by clause (i) above) is not lowered, none of such Convertible Securities or Options (other than securities covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities or Options (other than standard options to purchase Ordinary Shares or ADSs issued pursuant to an Approved Share Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; (iii) Ordinary Shares or ADSs issued or issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes, (iv) Ordinary Shares or ADSs issued or issuable pursuant to any Strategic Investment and/or Affiliate Transaction (but, in either case, excluding any Variable Rate Transaction (as defined in the Securities Purchase Agreement)); (v) Ordinary Shares or ADSs issued in connection with any Permitted Affiliate-Strategic VRTs (as defined in the Securities Purchase Agreement), (vi) Ordinary Shares or ADSs issued or issuable pursuant to the Securities Purchase Agreement entered into between the Company and Westwood Capital Group LLC on September 16, 2025 (the “Westwood Equity Line”), and (vii) Ordinary Shares or ADSs issued or issuable pursuant to equity line of credit from the Holder or any of its affiliates or any other providers approved by the Holder to the Company (the “Permitted Equity Line”).

(dd)       “Fiscal Quarter” means each of the fiscal quarters adopted by the Company for financial reporting purposes that correspond to the Company’s fiscal year as of the date hereof that ends on December 31.

(ee)        “Fiscal Year” means the fiscal year adopted by the Company for financial reporting purposes as of the date hereof that ends on December 31.

(ff)         “Floor Price” means $0.41 (as adjusted for share subdivision, share dividends, share combinations and consolidations, recapitalizations and similar events);provided that (i) if on the six month anniversary of the Issuance Date (the “Adjustment Date”), the Floor Price then in effect is higher than the Adjusted Floor Price with respect to the Adjustment Date, on the Adjustment Date the Floor Price shall be automatically lowered to such applicable Adjusted Floor Price and (ii) the Company may, at any time, subject to the rules and regulations of the Principal Market, lower the Floor Price to any lower amount deemed appropriate by the board of directors of the Company.

(gg)       “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its Significant Subsidiaries to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Ordinary Shares and/or ADSs, as applicable, be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding Ordinary Shares and/or ADSs, as applicable, (y) 50% of the outstanding Ordinary Shares and/or ADSs, as applicable, calculated as if any Ordinary Shares and/or ADSs, as applicable, held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of Ordinary Shares and/or ADSs, as applicable, such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding Ordinary Shares and/or ADSs, as applicable, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding Ordinary Shares and/or ADSs, as applicable, (y) at least 50% of the outstanding Ordinary Shares and/or ADSs, as applicable, calculated as if any Ordinary Shares and/or ADSs, as applicable, held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock or share purchase agreement or other business combination were not outstanding; or (z) such number of Ordinary Shares and/or ADSs, as applicable, such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding Ordinary Shares and/or ADSs, as applicable, or (v) reorganize, recapitalize or reclassify its Ordinary Shares and/or ADSs, as applicable, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding Ordinary Shares and/or ADSs, as applicable, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares and/or ADSs, as applicable, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares and/or ADSs, as applicable, not held by all such Subject Entities as of the date of this Note calculated as if any Ordinary Shares and/or ADSs, as applicable, held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares and/or ADSs, as applicable, or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their Ordinary Shares and/or ADSs, as applicable, without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(hh)      “GAAP” means United States generally accepted accounting principles, consistently applied.

(ii)         “Going-Private Change of Control” means any transaction or series of transactions that, directly or indirectly, results in the Company and/or the Successor Entity not having Ordinary Share, ADSs or comparable securities, as applicable, registered under the 1934 Act and listed on an Eligible Market.

(jj)         “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(kk)       “Holder Pro Rata Amount” means a fraction (i) the numerator of which is the original Principal amount of this Note on the Closing Date and (ii) the denominator of which is the aggregate original principal amount of all Notes issued to the initial purchasers pursuant to the Securities Purchase Agreement on the Closing Date.

(ll)         “Indebtedness” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(mm)     “Indenture” means that certain Indenture for Debt Securities dated as of August 19, 2025, by and between the Company and the Trustee, as may be amended, modified or supplemented from time to time, including, without limitation, by any Supplemental Indenture (as defined below).

(nn)      “Initial Closing Date” shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued Notes pursuant to the terms of the Indenture, the initial Supplemental Indenture and the Securities Purchase Agreement.

(oo)      “Interest Conversion Price” means, with respect to any given Interest Date or Conversion Date, as applicable, that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the applicable Interest Date or Conversion Date, (ii) 95% of the lowest VWAP of the ADSs during the ten (10) consecutive Trading Day period ending and including the Trading Day immediately preceding the applicable Interest Date or Conversion Date (such period, the “Interest Conversion Measuring Period”). All such determinations to be appropriately adjusted for any share subdivision, share split, share combination and consolidation, reclassification or similar transaction (including, without limitation, any transaction or other event that proportionately decreases or increases the ratio of an Ordinary Share per ADS) during such Interest Conversion Measuring Period.

(pp)      “Interest Rate” means, as of any date of determination, the sum of (A) SOFR as of such Business Day (or if such date is not a Business Day, the Business Day immediately preceding such date of determination, as applicable) and (B) six and a three-quarters percent (6.75%) per annum (with four and a quarter percent (4.25%) per annum, subject to the satisfaction of Equity Conditions, eligible to be satisfied in ADSs and/or Ordinary Shares hereunder (with respect to any given Interest Date, each an “Interest ADS Eligible Amount” and such remaining portion of Interest to be paid in cash with respect to any given Interest Date, each an “Interest Minimum Cash Amount”); provided, further, that each of the forgoing rates shall be subject to adjustment from time to time in accordance with Section 2.

(qq)      “Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person or the purchase of any assets of another Person for greater than the fair market value of such assets.

(rr)        “Lotus UK Acquisition and Consolidation” means the acquisition to be made by the Company of 100% of the equity interest in Lotus Advance Technologies Sdn Bhd pursuant to the Put Option Agreements dated January 31, 2023 between the Company and Etika Automotive Sdn Bhd and Geely International (Hong Kong) Limited and such other agreements that maybe entered into as contemplated thereby and consolidation of Lotus Advance Technologies Sdn Bhd and/or the business of Lotus Advance Technologies Sdn Bhd into the Company subsequent to such acquisition.

(ss)       “Market Price” means, with respect to any date of determination, that price which shall be the lower of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion and (ii) the greater of (x) the Floor Price and (y) the lower of (A) 99% of the lowest daily VWAP of the ADSs during the seven (7) consecutive Trading Day period ending and including such date of determination (such applicable measuring period, each an “Alternate Conversion Measuring Period”) and (B) the lowest trading price of the ADSs traded on such date of determination. All such determinations to be appropriately adjusted for any share dividend, share subdivision, share combination and consolidation, reclassification or similar transaction (including, without limitation, any transaction or other event that proportionately decreases or increases the ratio of an Ordinary Share per ADS) during such Alternate Conversion Measuring Period.

(tt)         “Maturity Date” shall mean August 19, 2027; provided, however, the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Change of Control Notice is delivered prior to the Maturity Date, provided further that if a Holder elects to convert some or all of this Note pursuant to Section 3 hereof, and the Conversion Amount would be limited pursuant to Section 3(d) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of this Note.

(uu)       “Options” means any rights, warrants or options to subscribe for or purchase Ordinary Shares, ADSs and/or Convertible Securities.

(vv)       “Ordinary Shares” means (i) the Company’s ordinary shares, $0.00001 par value per share, and (ii) any share capital into which such ordinary shares shall have been changed or any share capital resulting from a reclassification of such ordinary shares.

(ww)     “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose ordinary shares or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(xx)        “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(yy)      “Price Failure” means, with respect to a particular date of determination, the VWAP of the ADSs on the Principal Market on (x) any four (4) of the Trading Days during the twenty-three (23) Trading Day period ending on the Trading Day immediately preceding such date of determination (such period, the “Price Failure Measuring Period”) or (y) any of the last ten (10) Trading Days during the Price Failure Measuring Period, as applicable, fails to exceed $1.00 (as adjusted for share splits, share dividends, share combinations, recapitalizations or other similar transactions (including, without limitation, any transaction or other event that proportionately decreases or increases the ratio of an Ordinary Share per ADS) occurring after the Subscription Date). All such determinations to be appropriately adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions (including, without limitation, any transaction or other event that proportionately decreases or increases the ratio of an Ordinary Share per ADS) during any such measuring period.

(zz)         “Principal Market” means the Nasdaq Global Select Market.

(aaa)      “Redemption Notices” means, collectively, the Event of Default Redemption Notices, the Company Optional Redemption Notices, the Change of Control Redemption Notices, and the Equity Line Mandatory Redemption Notices and each of the foregoing, individually, a “Redemption Notice.”

(bbb)      “Redemption Premium” means 125%.

(ccc)      “Redemption Prices” means, collectively, Event of Default Redemption Prices, the Change of Control Redemption Prices, the Company Optional Redemption Prices, and the Equity Line Mandatory Redemption Prices and each of the foregoing, individually, a “Redemption Price.”

(ddd)      “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(eee)      “Securities Purchase Agreement” means that certain securities purchase agreement, dated as of the Subscription Date, by and among the Company and the initial holders of the Notes pursuant to which the Company issued the Notes, as may be amended from time to time.

(fff)        “Share Failure Redemption Value” means the quotient of (A) the greatest Closing Sale Price of the ADSs on any Trading Day during the period commencing on the date immediately preceding such Event of Default and ending on (and including) the date immediately preceding the date on which the Company makes the entire payment required to be made under Section 4(b) divided by (B) the Alternate Conversion Price then in effect at such time as the Holder delivers an Event of Default Redemption Notice.

(ggg)      “Significant Subsidiary” means a Subsidiary that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

(hhh)      “SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.

(iii)            “SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time.

(jjj)         “SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

(kkk)      “Strategic Investment” means any bona fide strategic or commercial alliances, acquisitions, mergers, licensing arrangements, strategic transactions and strategic partnerships (including, without limitation, joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) approved by a majority of the disinterested directors of the Company, provided that (w) the primary purpose of such issuance is not to raise capital as reasonably determined by a majority of the disinterested directors of the Company, and (x) the purchaser or acquirer or recipient of the securities in such issuance solely consists of either (I) the actual participants in such strategic or commercial alliance, strategic or commercial licensing arrangement or strategic or commercial partnership, (II) the actual owners of such assets or securities acquired in such acquisition or merger or (III) the shareholders, partners, employees, consultants, officers, directors or members of the foregoing Persons, in each case, which is, itself or through its subsidiaries, an operating company or an owner of an asset, in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, (y) the number or amount of securities issued to such Persons by the Company shall not be disproportionate to each such Person’s actual participation in (or fair market value of the contribution to) such strategic or commercial alliance or strategic or commercial partnership or ownership of such assets or securities to be acquired by the Company, as applicable, and (z) (i) the securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith prior to the Applicable Date and (ii) the purchaser, acquirer or recipient of the securities in such issuance is subject to contractual lock-up obligations for a period of no less than six (6) months after the consummation of such issuance.

(lll)         “Subscription Date” means August 19, 2025.

(mmm)    “Subsidiaries” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(nnn)      “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(ooo)        “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(ppp)     “Supplemental Indenture” shall have the meaning ascribed to such term in the Securities Purchase Agreement, as each such supplemental indenture may be amended, modified or supplemented from time to time.

(qqq)     “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the ADSs, any day on which the ADSs is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the ADSs, then on the principal securities exchange or securities market on which the ADSs is then traded, provided that “Trading Day” shall not include any day on which the ADSs is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the ADSs is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the ADSs, any day on which Nasdaq Stock Market (or any successor thereto) is open for trading of securities.

(rrr)        “Trustee” means U.S. Bank Trust Company, National Association, in its capacity as trustee under the Indenture, or any successor or any additional trustee appointed with respect to the Notes pursuant to the Indenture.

(sss)      “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction (including, without limitation, any transaction or other event that proportionately decreases or increases the ratio of an Ordinary Share per ADS) during such period.

32.            DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Report of Foreign Private Issuer on Form 6-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 32 shall limit any obligations of the Company, or any rights of the Holder, under Section 4(l) of the Securities Purchase Agreement.

33.            ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Holder has caused this Note to be duly executed as of the Issuance Date set out above.

THE COMPANY: LOTUS TECHNOLOGY INC.
By:
Name:
Title:

Agreed and accepted, as of this 19th day

of August by:

THE HOLDER: [•]
By:
Name: [•]
Title: [•]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture and the applicable Supplemental Indenture.

Dated: ________________, 20__

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
By:
Name:
Title:

Convertible Note - Signature Page

EXHIBIT I

LOTUS TECHNOLOGY INC.
FORM OF CONVERSION NOTICE

EXHIBIT II

FORM OF CONFIRMATION LETTER FOR SHARE ISSUANCES

EXHIBIT III

COMPANY INTEREST ADSs INSTRUCTION LETTER TO THE DEPOSITARY AND HOLDER ACKNOWLEDGMENT

EXHIBIT IV

ACKNOWLEDGMENT AND INSTRUCTION TO REGISTRAR SERVICE PROVIDER

EXHIBIT V

COMPANY CONVERSION ADS INSTRUCTION LETTER TO THE DEPOSITARY